Exhibit T3A.5

I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “DIAMOND OFFSHORE COMPANY” FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF JUNE, A.D. 1993, AT 1 O’ CLOCK P. M .

A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

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William T. Quillen, Secretary of State

AUTHENTICATION: *3952203

723174104	DATE: 06/24/1993

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION OF

DIAMOND OFFSHORE COMPANY

Diamond Offshore Company (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the Board of Directors of the Corporation adopted resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of the Corporation:

RESOLVED, that Article FIRST of the Certificate of Incorporation of the Corporation be amended by changing the name of the corporation from “DIAMOND OFFSHORE COMPANY” to “DIAMOND OFFSHORE DEVELOPMENT COMPANY”.

SECOND: That in lieu of a meeting and a vote of the stockholders, pursuant to Section 228(a) of the Delaware General Corporation Law, written consents in favor of the foregoing amendments were given by the holders of a majority of the shares of the outstanding capital stock entitled to consent thereto of the Corporation as required by statute, and written notice has been given as provided in Section 228 of the Delaware General Corporation Law to those holders of stock who did not consent to such amendments.

THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Robert E. Rose, its President, and Richard L. Lionberger, its Secretary, this 18th day of June, 1993.

Robert E. Rose, President

ATTEST:

Richard L. Lionberger, Secretary

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION OF

DIAMOND OFFSHORE COMPANY

Diamond Offshore Company (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the Board of Directors of the Corporation adopted resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of the Corporation:

RESOLVED, that Article FIRST of the Certificate of Incorporation of the Corporation be amended by changing the name of the corporation from “DIAMOND OFFSHORE COMPANY” to “DIAMOND OFFSHORE DEVELOPMENT COMPANY”.

SECOND: That in lieu of a meeting and a vote of the stockholders, pursuant to Section 228(a) of the Delaware General Corporation Law, written consents in favor of the foregoing amendments were given by the holders of a majority of the shares of the outstanding capital stock entitled to consent thereto of the Corporation as required by statute, and written notice has been given as provided in Section 228 of the Delaware General Corporation Law to those holders of stock who did not consent to such amendments.

THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Robert E. Rose, its President, and Richard L. Lionberger, its Secretary, this 18th day of June, 1993.

Robert E. Rose, President

ATTEST:

Richard L. Lionberger, Secretary